    As filed with the Securities and Exchange Commission on December 13, 2000
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  NUMEREX CORP.
             (Exact name of registrant as specified in its charter)

                              ---------------------

             PENNSYLVANIA                                 11-2948749
   (State or other jurisdiction of             (IRS Employer Identification No.)
    incorporation or organization)

                              1600 Parkwood Circle
                                    Suite 200
                           Atlanta, Georgia 30339-2119
                                 (770) 693-5950
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                              ---------------------

              AMENDED AND RESTATED 1994 EMPLOYEE STOCK OPTION PLAN,
     AMENDED AND RESTATED 1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS,
                        1999 lONG-TERM INCENTIVE PLAN AND
                      DIRECTOR AND CONSULTANT STOCK OPTIONS
                            (Full title of the plan)

                              ---------------------

                                 ANDREW J. RYAN
                          Secretary and General Counsel
                                  NUMEREX CORP.
                              1600 Parkwood Circle
                                    Suite 200
                           Atlanta, Georgia 30339-2119
                                 (770) 693-5950
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                                RICHARD E. BALTZ
                                 Arnold & Porter
                            555 Twelfth Street, N.W.
                             Washington, D.C. 20004
                                 (202) 942-5000

                              ---------------------

                         Calculation of Registration Fee

----------------------------------------------------------------------------------------------------------
 Title of securities to be      Amount to be      Proposed maximum      Proposed maximum        Amount of
         registered              registered      offering price per    aggregate offering     registration
                                                     unit(1)(2)             price(2)               fee
----------------------------------------------------------------------------------------------------------
    Class A Common Stock        1,652,823(3)          $7.9685              $13,170,520          $3,477.02
-----------------------------------------------------------------------------------------------------------

(1) Calculated on the basis of the average of the high and low sale prices of the Registrant's Common Stock as reported on December 8, 2000 on the Nasdaq National Market which date is within 5 business days prior to the date of the filing of this Registration Statement.
(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h).
(3) In addition to the shares being registered by this registration statement, this registration statement also relates to shares of Common Stock issuable pursuant to the Registrant's Amended and Restated 1994 Employee Stock Option Plan for which a Registration Statement on Form S-8, File No. 333-38667, is currently effective. A registration fee of $1,356.14 was paid registering 810,000 shares of Common Stock. Pursuant to Rule 429 under the Securities Act of 1933, 519,467 of such shares are being carried forward pursuant to this registration statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Numerex Corp. ("Registrant" or "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 0-22920), are incorporated herein by reference and made a part hereof:


        (a) The Company's Annual Report on Form 10-K for the year ended October 31, 1999, (as amended February 28, 2000);

        (b) The Company's Transition Report on Form 10-Q for the transition period of November 1, 1999 to December 31, 1999;

        (c) The Company's Quarterly Reports on Form 10-Q for the quarters ended January 31, 2000, June 30, 2000 and September 30, 2000;

        (d) The Company's Current Reports on Form 8-K as filed with the Commission on May 12, 2000 and August 1, 2000; and

        (e) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 filed with the Commission on February 28, 1995 and all amendments or reports filed for the purpose of updating such description.


         All documents filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereby has been sold or which deregisters such Common Stock then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or so superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

              Sections 1741 to 1743 of the Pennsylvania Business Corporation Law ("BCL") provide that a corporation may indemnify its representatives (including directors and officers) against liabilities that they incur in such capacities provided certain standards are met, including good faith and the reasonable belief that the particular action is in, or not opposed to, the best interests of the corporation. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person seeking indemnification is adjudged liable to the corporation. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions to which they are made a party by reason of their status as directors or officers if they are successful on the merits or otherwise in the defense of such actions.

              Section 1746 of the BCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any provision in the corporation's articles of incorporation or bylaws, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Article 11 of the Company's Amended and Restated Articles of Incorporation and Article IV of the Company's Bylaws provide for the mandatory indemnification of directors and officers in accordance with and to the full extent permitted by the laws of Pennsylvania as in effect at the time of such indemnification.

              Section 1713 of the BCL provides that a corporation may provide in its bylaws that, subject to certain exceptions, a director shall not be personally liable for monetary damages for any action taken unless the director has breached or failed to perform the duties of his office under the BCL and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The Company has adopted such a provision in Article IV of its Bylaws, and the provision eliminates the personal monetary liability of directors to the full extent permitted by Section 1713 of the BCL.

         The Company has obtained and maintains insurance policies covering its officers and directors and indemnifying them against loss on account of certain claims made against them.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.           EXHIBITS

         The exhibits listed on the Exhibit Index on page II-9 of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

ITEM 9.           UNDERTAKINGS

The Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act").

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         4. That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such new securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on December 13, 2000.

                                     NUMEREX CORP.



                                     By:  /s/ Stratton J. Nicolaides
                                          --------------------------------
                                            Stratton J. Nicolaides
                                            Chairman of the Board of Directors
                                            and Chief Executive Officer


         KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints, jointly and severally, Stratton J. Nicolaides, Peter J. Quinn and Andrew J. Ryan and each one of them, his true and lawful attorney-in-fact and agents, each will full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue thereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                 Signature                  Title                    Date



/s/ Stratton J. Nicolaides         Chairman of the Board of    December 13, 2000
------------------------------     Directors and Chief
Stratton J. Nicolaides             Executive Officer



/s/ Peter J. Quinn                 Chief Financial Officer     December 13, 2000
------------------------------     (Principal Financial and
Peter J. Quinn                      Accounting Officer)

/s/ Andrew J. Ryan                      Director              December 13, 2000
-------------------------------
Andrew J. Ryan



/s/ Matthew J. Flanigan                 Director              December 13, 2000
-------------------------------
Matthew J. Flanigan



/s/ Allan H. Liu                        Director              December 13, 2000
-------------------------------
Allan H. Liu



/s/ George Benson                       Director              December 13, 2000
-------------------------------
George Benson



/s/ John G. Raos                        Director              December 13, 2000
-------------------------------
John G. Raos

                                INDEX TO EXHIBITS


Exhibit 5           Opinion of Arnold & Porter, filed herewith.

Exhibit 23.1 Consent of Arnold & Porter, included in the opinion filed as Exhibit 5 hereto.

Exhibit 23.2        Consent of Grant Thornton LLP, filed herewith.

Exhibit 24          Power of Attorney (included as part of signature page).

Exhibit 99.1 Numerex Corp. 1999 Long-Term Incentive Plan, incorporated by reference from Exhibit 10.10 to the Registrant's Form 10-Q for the quarter ended June 30, 2000.